EXHIBIT 8.1

Cleary Gottlieb Steen & Hamilton llp

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MARK A. WALKER	CHRISTOPHER E. AUSTIN	DAVID I. GOTTLIEB
LESLIE B. SAMUELS	SETH GROSSHANDLER	LEONARD C. JACOBY
ALLAN G. SPERLING	WILLIAM A. GROLL	SANDRA L. FLOW
MAX GITTER	JANET L. FISHER	DANA G. FLEISCHMAN
EVAN A. DAVIS	DAVID L. SUGERMAN	FRANCESCA L. ODELL
LAURENT ALPERT	HOWARD S. ZELBO	WILLIAM L. MCRAE
VICTOR I. LEWKOW	DAVID E. BRODSKY	JASON FACTOR
LESLIE N. SILVERMAN	ARTHUR H. KOHN	MARGARET S. PEPONIS
ROBERT L. TORTORIELLO	ANA DEMEL	LISA M. SCHWEITZER
A. RICHARD SUSKO	RAYMOND B. CHECK	KRISTOFER W. HESS
LEE C. BUCHHEIT	RICHARD J. COOPER	JUAN G. GIRALDEZ
JAMES M. PEASLEE	JEFFREY S. LEWIS	DUANE MCLAUGHLIN
ALAN L. BELLER	PAUL J. SHIM	BREON S. PEACE
THOMAS J. MOLONEY	YVETTE P. TEOFAN	CHANTAL E. KORDULA
JONATHAN I. BLACKMAN	STEVEN L. WILNER	BENET J . OREILLY
WILLIAM F. GORIN	ERIKA W. NIJENHUIS	RESIDENT PARTNERS
MICHAEL L. RYAN	LINDSEE P. GRANFIELD
ROBERT P. DAVIS	DAVID C. LOPEZ	SANDRA M. ROCKS
YARON Z. REICH	CARMEN A. CORRALES	ELLEN M. CREEDE
RICHARD S. LINCER	JAMES L. BROMLEY	S. DOUGLAS BORISKY
JAIME A. EL KOURY	PAUL E. GLOTZER	JUDITH KASSEL
STEVEN G. HOROWITZ	MICHAEL A. GERSTENZANG	DAVID E. WEBB
ANDREA G. PODOLSKY	LEWIS J. LIMAN	PENELOPE L. CHRISTOPHOROU
JAMES A. DUNCAN	NEIL Q. WHORISKEY	BOAZ S. MORAG
STEVEN M. LOEB	JORGE U. JUANTORENA	MARY E. ALCOCK
DANIEL S. STERNBERG	MICHAEL D. WEINBERGER	GABRIEL J. MESA
DONALD A. STERN	DAVID LEINWAND	DAVID H. HERRINGTON
CRAIG B. BROD	JEFFREY A. ROSENTHAL	HEIDE H. ILGENFRITZ
WANDA J. OLSON	ETHAN A. KLINGSBERG	KATHLEEN M. EMBERGER
MITCHELL A. LOWENTHAL	MICHAEL D. DAYAN	NANCY I. RUSKIN
DEBORAH M. BUELL	CARMINE D. BOCCUZZI, JR.	WALLACE L. LARSON, JR.
EDWARD J. ROSEN	JEFFREY D. KARPF	JAMES D. SMALL
LAWRENCE B. FRIEDMAN	KIMBERLY BROWN BLACKLOW	AVRAM E. LUFT
NICOLOS GRABAR	ROBERT J. RAYMOND	RESIDENT COUNSEL

New York, November 12, 2008
Petrobras Energía S.A.
Maipú 1, 22nd Floor
C1084ABA Buenos Aires, Argentina
Telephone: +54 11 4344-6000
Ladies and Gentlemen:
     We have acted as counsel to Petrobras Energía S.A., a sociedad anónima organized under the laws of the Republic of Argentina (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form F-4 (the “Registration Statement”) relating to the registration of class B common shares of the Company, par value P$1.00 per share.
     The shares will be issued by the Company in the merger of Petrobras Energía Participaciones S.A., a sociedad anónima organized under the laws of the Republic of Argentina, (“Petrobras Energía Participaciones”) into the Company by way of a merger by absorption of

Petrobras Energía Participaciones by the Company without the liquidation of Petrobras Energía Participaciones (the “Merger”).
     We have participated in the preparation of the Registration Statement and have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials, officers, and representatives of the Company and such other persons, as we have deemed relevant, including a letter of representations dated November 12, 2008 and signed by the Company’s representatives. We have made such investigations of law as we have deemed appropriate as a basis for the opinion set forth below.
     Based upon the foregoing, please be advised that the statements made in the section in the prospectus entitled “Taxation — United States Taxation —The Merger” that reference our opinion represent our opinion as to the material United States federal income tax consequences relating to the Merger, subject to the limitations set forth therein.
     We express no opinion as to the laws of any jurisdiction other than the United States of America.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP
By:	/s/ Jason R. Factor
Jason R. Factor, a Partner